EXHIBIT 5

                 [LETTERHEAD OF BRACEWELL & PATTERSON, L.L.P.]

                            October 11, 1996

Texas Petrochemicals Corporation
8707 Katy Freeway, Suite 300
Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel to Texas Petrochemicals Corporation (the "Company"), a Texas corporation, in connection with the offer by the Company to exchange $1,000 principal amount at final maturity of its 111/8% Exchange Senior Subordinated Notes due 2006 (the "Exchange Notes") for each $1,000 principal amount at final maturity of its 111/8% Senior Subordinated Notes due 2006 (the "Original Notes"), of which an aggregate of $175,000,000 principal amount is outstanding (the "Exchange Offer"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (Registration No. 333-11569) with respect to the Exchange Offer (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act").

We have examined originals or copies certified by officers of the Company of (a) the Indenture, as supplemented and amended, dated as of July 1, 1996 (the "Indenture"), by and between the Company and Fleet National Bank, as Trustee (the "Trustee"), pursuant to which the Original Notes were issued and the Exchange Notes will be issued, (b) the Articles of Incorporation, as amended, of the Company, (c) the Bylaws of the Company, (d) certified copies of certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as copies, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indenture by a duly authorized officer of the Trustee.
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Texas Petrochemicals Corporation
October 11, 1996
Page 2

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

      1. the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas; and

      2. the Original Notes and the Exchange Notes have been validly authorized and issued, and (subject to the Registration Statement becoming effective, the Indenture being qualified under the Trust Indenture Act of 1939 and any state securities or Blue Sky laws being complied with) when (i) the Exchange Notes have been duly executed by duly authorized officers of the Company, (ii) the Exchange Notes have been duly authenticated by the Trustee under the Indenture, and (iii) the Original Notes have been validly tendered and not withdrawn and have been received and accepted by the Company, all in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes issued in exchange for the Original Notes in accordance with the terms of the Exchange Offer will be validly issued and legally binding obligations of the Company entitled to the benefits of the Indenture.

We advise you that members of this firm own less than 0.5% of the outstanding common stock of Texas Petrochemical Holdings, Inc., the parent corporation of the Company.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

                                    Very truly yours,

                                /s/ BRACEWELL & PATTERSON, L.L.P.
                                    Bracewell & Patterson, L.L.P.